UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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NORTHSTAR REAL ESTATE INCOME II, INC.
(Name of Registrant as Specified in Its Charter)
[N/A]
(Name of Person(s) Filing Proxy Statement if other than Registrant)
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IMPORTANT SPECIAL MEETING – JANUARY 18, 2018
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
January 8, 2018

Dear Stockholder:
The Special Meeting of Stockholders of NorthStar Real Estate Income II, Inc. (“NorthStar II”) scheduled for January 18, 2018, is rapidly approaching.
As of this date, we still have not received your vote for this important meeting. Your vote participation is very important, no matter how many shares you hold and will save additional solicitation costs. Please take one moment of your time today to vote your shares.
The board of directors of NorthStar II, upon the unanimous recommendation of its special committee, unanimously recommends that NorthStar II stockholders vote “FOR” the NorthStar II merger proposal, “FOR” the NorthStar II charter amendment proposal and “FOR” the NorthStar II adjournment proposal.
Your participation is requested in this important vote regarding the future of your investment. Please vote your shares today. Telephone and internet voting are available as set forth on the duplicate proxy card or voting instruction form enclosed for your convenience.
If you need assistance voting your shares, please call D.F. King toll-free at (800) 755-7250.
Thank you for your cooperation and continued support.

Sincerely,

Kevin P. Traenkle
Chairman, Chief Executive Officer and President